Strategic American Oil to Acquire Additional Interest in Galveston Bay Production
CEO and Family to Increase Investment and Commitment to Company

Houston, Texas - Aug. 17, 2011 - Strategic American Oil Corporation (OTCBB: SGCA; the "Company") today announced that it has entered into a non-binding letter of intent ("LOI") to acquire SPE Navigation I, LLC ("SPE"), a private Texas company (the "Acquisition"). As set forth in the LOI, and subject to numerous conditions to closing, in consideration of the proposed Acquisition, the Company has agreed to issue to the shareholders of SPE an aggregate of 95 million restricted common shares of the Company upon the completion of the Acquisition.

The Company is informed that the material assets of SPE consist of certain oil and gas working interest equal to one third the working interest of the Company in and to four producing oil and gas fields located in Galveston Bay, Texas, together with one million shares of Hyperdynamics Corporation (NYSE: HDY), a reporting company.

SPE is currently managed by Michael E. Watts, the father-in-law of Jeremy G. Driver, the CEO of the Company, and the owners of SPE are the children of Mr. Watts which include the wife of Mr. Driver. Consequently, the proposed Acquisition and the LOI was approved by the Company's independent Board members.

"This acquisition strengthens the Company's balance sheet tremendously and provides the Company with a great deal of valuable cash-producing assets to help facilitate our growth." Jeremy G. Driver, CEO, further stated, "This transaction should convey to every shareholder and potential investor that my family and I are entirely committed to seeing the value of Strategic American Oil move higher."

The proposed Acquisition is subject to the negotiation and execution of a definitive purchase agreement, as well as customary closing conditions, adjustments and an acceptable fairness opinion to be rendered by an independent expert. It is presently expected that the proposed Acquisition may close within the next 30 days.

About Strategic American Oil

Strategic American Oil Corporation (OTCBB: SGCA) is a growth stage oil and natural gas exploration and production company with operations in Texas, Louisiana, and Illinois. The Company's team of geologists, engineers, and executives leverage 3D seismic data and other proven exploration and production technologies to locate and produce oil and natural gas in new and under-explored areas. The Company seeks accretive acquisitions of production, reserves, or other companies that will provide significant growth potential. Further information can be found on the Company's website at www.strategicamericanoil.com.

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Safe Harbor Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analysis and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.